UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2007

UNION BANKSHARES COMPANY

(Exact name of registrant as specified in its charter)

Maine	0-12958	01-0395131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Main Street

Ellsworth, ME 04605

(Address of principal executive offices) (Zip Code)

(207) 667-2504

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2007, Union Bankshares Company, the parent company of Union Trust Company (“Union Trust”), and Machias Savings Bank (“MSB”) signed a definitive agreement in which MSB will purchase the leasehold improvements and deposits related to the Rockland branch of Union Trust. This sale was planned as part of the previously announced merger agreement between Union Bankshares Company and Camden National Corporation (the “Merger”). The Merger has received regulatory approval and is expected to close in early January 2008. The purchase of Union Trust’s Rockland branch by MSB is expected to be finalized by the end of February 2008, subject to regulatory approval. The Rockland branch’s loan portfolio will remain with Union Trust and be assumed by Camden National Corporation. A copy of the press release announcing the sale is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated December 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES COMPANY

By:	/s/ Sally J. Hutchins
Name:	Sally J. Hutchins
Title:	Senior Vice President, Clerk and Treasurer

Date: December 26, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 21, 2007.